Exhibit 10.9

AMENDMENT NO. 1

TO

BACKSTOP COMMITMENT AGREEMENT

This AMENDMENT NO. 1 TO BACKSTOP COMMITMENT AGREEMENT (this “Amendment”) is made effective as of August 3, 2018 (the “Effective Date”), by and between NextDecade Corporation, a Delaware corporation (“NextDecade” or the “Company”), and Halcyon Capital Management LP, severally on behalf of certain funds or accounts advised by it or its Affiliates (the “Backstopper”).  Each of NextDecade and the Backstopper are referred to herein as a “Party” and collectively as the “Parties.”  Certain defined terms used but not defined herein shall have the meaning ascribed to such terms in the Original Agreement (defined below).

RECITALS:

WHEREAS, in connection with the Company’s commencement of a convertible preferred equity and warrant offering (the “Convertible Preferred Equity Offering”), the Parties entered into that certain Backstop Commitment Agreement dated April 11, 2018 (the “Original Agreement”) whereby the Company agreed to sell at its election, and the Backstopper  irrevocably committed to purchase, shares of Convertible Preferred Stock, which include associated Warrants, in accordance with the terms of the Original Agreement;

WHEREAS, the Original Agreement contemplates targeted aggregate proceeds to the Company from the Convertible Preferred Equity Offering of $35,000,000;

WHEREAS, on June 15, 2018, the Company held a special meeting of stockholders to approve (i) the terms of the Series A  Convertible Preferred Stock (the “Series A Preferred Stock”), which include the Warrants, and the issuance of up to $35,000,000 of such securities, all in accordance with the terms of the Convertible Preferred Equity Offering (“Proposal One”); and (ii) the issuance of up to $15,000,000 of convertible preferred stock on the same or more favorable terms to the Company as the Series A Preferred Stock issued in the Convertible Preferred Equity Offering (“Proposal Two,” and together with Proposal One, the “Proposals”), for a combined total issuance by the Company of up to $50,000,000 of Series A Preferred Stock;

WHEREAS, on June 15, 2018, the Company’s stockholders approved the Proposals; and

WHEREAS, the Parties desire now to modify the Original Agreement, as set forth herein, to, among other things, reflect the increase in the targeted aggregate proceeds to the Company from the Convertible Preferred Equity Offering from $35,000,000 to up to $50,000,000.

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	The first recital of the Original Agreement is amended and restated in its entirety as follows:

“WHEREAS, the Company has commenced a convertible preferred equity and warrant offering (the “Convertible Preferred Equity Offering”), pursuant to which Offering Participants shall subscribe to purchase shares of convertible preferred stock (the “Convertible Preferred Stock”), which include associated Warrants (as defined herein), issued by the Company substantially on the terms and conditions set forth in the Certificate of Designations of the Series A Convertible Preferred Stock attached to this Agreement as Exhibit C (the “Certificate of Designations”) at the Purchase Price, with targeted aggregate gross proceeds to the Company of $50,000,000 (the “Offering Proceeds”); and”

2.	The definition of “Warrants” in the Original Agreement is amended and restated in its entirety as follows:

“Warrants” means the detached warrants, in a form reasonably acceptable to the Backstopper, representing the right to acquire a number of shares of Common Stock of the Company equal to (a) the Backstop Percentage multiplied by (b)(i) 0.214286% multiplied by (ii) the number of shares of Common Stock of the Company outstanding on the exercise date, on a fully diluted basis, at an exercise price of $0.01 per share.”

3.	The Original Agreement is amended to add a new Section 3.5 as follows:

“3.5  Valid Issuance.  Upon payment of the Purchase Price and the occurrence of the Closing, the shares of Convertible Preferred Stock purchased under this Agreement will be duly and validly issued, fully paid, and non-assessable and Backstopper will have good and valid title to such shares of Convertible Preferred Stock, free and clear of any security interest, pledge, mortgage, lien, claim, option, charge, restriction or encumbrance.”

4.	The Original Agreement is amended to add a new Section 10.20 as follows:

“10.20  Limitations on Transfer of Series A Preferred Stock.  The Convertible Preferred Stock (including any Convertible Preferred Stock issued in respect of dividend payments thereon) are non-transferrable, and shall not be transferred by the Backstopper to any other Person, except to: (i) any Affiliate of the Backstopper, or (ii) one or more other third parties with the consent of the Company, which shall not be unreasonable withheld or delayed.”

5.

This Amendment shall be deemed to form an integral part of the Original Agreement and construed in connection with and as part of the Original Agreement, and all terms, conditions, covenants and agreements set forth in the Original Agreement, except as explicitly set forth herein, are hereby ratified and confirmed and shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Agreement” in the Original Agreement shall hereinafter refer to the Agreement as amended and supplemented by this Amendment.

6.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment in order to evidence the adoption hereof as of the Effective Date.

NextDecade Corporation

By: /s/ Matthew Schatzman

Name:Matthew Schatzman

Title: President and Chief Executive Officer

Halcyon Capital Management LP

By: /s/ Suzanne McDermott

Name:  Suzanne McDermott

Title: Authorized Signatory

By: /s/ John Freese

Name: John Freese

Title: Authorized Signature

[Signature Page to Amendment No. 1 to Backstop Commitment Agreement]